                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 27, 2000 relating to the financial statements of the Harvard Capital Accumulation Plan for the year ended December 31, 1999 which appears in this Form 11-K of Harvard Industries, Inc. into the previously filed Registration Statements on Form S-8 (No. 33-90166 and No. 33-98748).


                                                  ARTHUR ANDERSEN LLP

Roseland, New Jersey
June 28, 2000


             DATED JUNE 28, 2000